UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2022

Acropolis Infrastructure Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40584	86-2120451
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one warrant	ACRO.U	New York Stock Exchange

Shares of Class A common stock	ACRO	New York Stock Exchange

Warrants included as part of the units	ACRO WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2022, Geoffrey Strong resigned as Chief Executive Officer and Director of Acropolis Infrastructure Acquisition Corp. (the “Company”), effective upon acceptance by the board of directors of the Company (the “Board”). Mr. Strong did not resign due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Also on December 20, 2022, the Board accepted Mr. Strong’s resignation and appointed Sanjay Patel to succeed Mr. Strong as Chief Executive Officer and Director, effective immediately. Mr. Patel will serve as a Class I director until the Company’s first annual meeting of stockholders and until his successor is duly elected and qualified (or his earlier death, resignation or removal).

Mr. Patel is Chairman International and Partner of Private Equity of Apollo Global Management, Inc. (“Apollo”), with responsibility for helping to build and develop Apollo’s international businesses. He was formerly Head of Europe and managing partner of Apollo European Principal Finance. Mr. Patel serves as Apollo Strategic Growth Capital II’s Chief Executive Officer and Director and previously served as the Chief Executive Officer and Director of Apollo Strategic Growth Capital. He currently serves on the board of directors of Tegra Apparel; he previously also served on the boards of directors of Amissima Holdings, Brit Insurance, Countrywide PLC and Watches of Switzerland. Mr. Patel joined Apollo in 2010 as Head of International Private Equity. Prior to Apollo, Mr. Patel was a partner at Goldman, Sachs & Co., where he was co-head of European and Indian Private Equity for the Principal Investment Area (PIA), a member of the Goldman Sachs Partnership Committee and a member of the Investment Committee of the Goldman Sachs Foundation. Prior thereto, he was President of Greenwich Street Capital. Mr. Patel is a member of the Harvard Graduate School of Design Dean’s Leadership Council and the Stanford Graduate School of Business Advisory Council. He also serves on the Investment Committee of the Eton College Foundation and is a member of the Eton Development Advisory Council. He received his AB and SM engineering degrees, magna cum laude, from Harvard College and received his MBA degree from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar. He was educated at Eton College in the UK, where he was a King’s Scholar. We believe Mr. Patel’s extensive financial background and expertise in investing in public and private companies makes him well qualified to serve on the Board.

In connection with his appointment, Mr. Patel entered into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

In connection with his appointment to the Board, Mr. Patel will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Other than the foregoing, Mr. Patel is not party to any arrangement or understanding with any person pursuant to which he was appointed as director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acropolis Infrastructure Acquisition Corp.

Date: December 20, 2022	By:	/s/ James Crossen
		Name:	James Crossen
		Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

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